HEMAGEN DIAGNOSTICS, INC. AND SUBSIDIARY
                        STATEMENT OF PER SHARE NET INCOME

                                   EXHIBIT 11


                                                       Three Months Ended
                                                           December 31,
                                              ----------------------------------
                                                   1999                  1998
                                              -------------          -----------



       Net income                            $   (728,886)          $    361,211
                                             ============           ============

Net income per share                         $      (0.09)          $       0.05
                                             ============           ============


Weighted average shares outstanding              7,751,890             7,851,890
                                             ============           ============